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                                                                    Exhibit 10.3

                           SECOND AMENDMENT TO LEASE

      THIS SECOND AMENDMENT TO LEASE ("Agreement") is made as of ____________, 1998 by and between HUNTWOOD OFFICE PARTNERS L.P., a Delaware limited partnership, with offices c/o DPM, Inc., One Penn Plaza, 40th Floor, New York, New York 10119 ("Landlord") and SOFTWORKS, INC., a Maryland corporation, with offices at 5845 Richmond Highway, Alexandria, Virginia 22303 ("Tenant").

                              W I T N E S S E T H :

      WHEREAS:

      1. Landlord's predecessor-in-interest, WHT Real Estate Limited Partnership ("WHT"), and Tenant entered into a lease agreement dated June 14, 1994 affecting certain space known as Suite 300 and Suite 400 consisting of 24, 786 rentable square feet (the "Premises") in the building known as 5845 Richmond Highway, Alexandria, Virginia 22303 (the "Building"), which lease was thereafter amended by a first amendment to lease dated ______, 1994 (such lease as amended hereinafter referred to as the "Lease");

      2. Landlord has succeeded to the interests of WHT as landlord under the Lease; and

      3. Landlord and Tenant desire to modify the Lease to provide for additional space to be demised to Tenant, and to modify certain other terms of the Lease as hereinafter set forth.

      NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, it is agreed that:

      1. The Added Space

            Effective as of March 30, 1998 (the "Effective Date"), and for and throughout the Expiration Date of the Lease, there shall be added to and included in the Premises the following additional space, to wit:

                  That portion of the first (1st) floor of the Building known as suite 100, consisting of 1,396 rentable square feet substantially as shown on the floor plan annexed hereto as Exhibit A (hereinafter called the "Added Space"),

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so that the term "Premises" as defined in the Lease shall from and after the
Effective Date mean, collectively, Suite 300, Suite 400 and the Added Space, consisting of an aggregate total of 26,182 rentable square feet.

            Notwithstanding the generality of the foregoing, if Landlord shall be unable to give possession of the Added Space or any portion thereof on the Effective Date because of the holding over or retention of possession of any tenant, undertenant, or occupant of such space, then Landlord shall not be subject to any liability for failure to give possession on such Effective Date and the validity of this Agreement shall not be impaired under such circumstances nor shall the same be construed in any way to extend the Lease Term; and the Effective Date shall be delayed and shifted until the date upon which Landlord has tendered possession thereof by giving notice to Tenant that such space is ready for Tenant's occupancy.

      2.    Modification of Lease

            From the Effective Date through and inclusive of September 30, 2001:

            (i) The "Minimum annual Rent" shall be increased by the following amounts, which amounts are attributable to the inclusion in the Premises of the Added Space: (a) $26,524.00 per annum ($2,210.33 per month) during the period from the Effective Date through March 31, 1999; (b) $27,319.72 per annum ($2,276.64 per month) during the period from April 1, 1999 through March 31, 2000; (c) $28,139.31 per annum ($2,344.94 per month) during the period from April 1, 2000 through March 31, 2001; and (d) $28,983.49 per annum ($2,415.29 per month) during the period from April 1, 2001 through September 30, 2001;

            (ii) "Tenant's Share of Annual Operating Costs" attributable in the Added Space shall mean 1.49%; and

            (iii) The Base Amount attributable to the Added Space shall be equal to the Actual Operating Costs incurred by Landlord for the 1998 calendar year, accordingly, commencing on January 1, 1999, Tenant shall be responsible for Tenant's Share of Annual Operating Costs attributable to the Added Space in excess of the Base Amount attributable to the Added Space.

      3.    Condition of Added Space

            The Added Space shall be delivered to Tenant in "as is" "where is" condition, and Landlord makes no warranty or representation as to the condition of the Added Space; Tenant has examined the Added Space and accepts the same in its condition and state of repair existing as of the date of this Agreement.

            Notwithstanding the generality of the foregoing, Tenant shall be required, at its sole cost and expense (except for "Landlord's Contribution" as set forth below) and in accordance with Article 17 of the Lease ("Alteration and Additions"), to perform


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certain improvements to the Added Space in order to prepare the same for its initial occupancy ("Tenant's Work"). Tenant's Work shall be accomplished in the six week period ("Tenant's Work Period") commencing as of the day Landlord delivers the Added Space to Tenant.

            Upon completion of Tenant's Work, Tenant shall furnish Landlord with full and final waivers of liens and contractors' and architects' affidavits and statements, in such form as may be reasonably required by Landlord, from all parties performing labor or supplying materials or service in connection with Tenant's Work showing that all of said parties have been compensated in full and waiving all liens in connection with the Added Space and Building. Tenant shall submit to Landlord a detailed breakdown of Tenant's total construction costs, together with such evidence of payment as is reasonably satisfactory to Landlord.

            Upon completion of the Tenant's Work and Tenant's satisfaction of all requirements set forth in this Agreement, Landlord shall make a dollar contribution in the amount of $4,188 ("Landlord's Contribution") (which is $3.00 per square foot of space within the Added Space) for application to the extent thereof to the cost of Tenant's Work. If the cost of Tenant's Work exceeds Landlord's Contribution, Tenant shall have sole responsibility for the payment of such excess cost. If the cost of Tenant's Work is less than Landlord's Contribution, Landlord shall be entitled to any payment or credit for such excess amount. Notwithstanding anything herein to the contrary, Landlord agrees that Landlord's Contribution shall include the so-called "soft costs" of Tenant's work, such as, but not limited to, permit fees, architectural and engineering fees, and any utility service fees.

      4.    Notices

            From and after the date hereof, all notices to Landlord shall be addressed to Huntwood Office Partners, L.P., c/o DPM, Inc., One Penn Plaza, 40th Floor, New York, New York 10119, Attention: Chief Executive Officer, with a copy in like manner delivered to the Law Offices of David Skrilow, 551 Fifth Avenue, Suite 1114, New York, New York 10176, Attn: David Skrilow, Esq., or such other persons or addresses as Landlord shall direct in writing.

      5.    Broker

            Tenant represents and warrants that it has not dealt with any real estate broker in connection with this Agreement except for Landlord's agent, The Carey Winston Company; and Tenant agrees to indemnify and hold Landlord harmless for any loss, cost, liability or expense incurred by Landlord as a result of a claim for brokerage commissions or finder's fee from any other broker based on the act or omission of Tenant in breach of the foregoing warranty.

      6.    Miscellaneous

            This Agreement shall be binding upon the parties hereto, their heirs, successors and assigns. Except as specifically set forth herein, the Lease and all of its


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terms, covenants and conditions are hereby ratified and confirmed and of full force and effect. Effective as of the date hereof, Exhibit C of the Lease shall be deemed deleted therefrom and of no further force or effect. Except as modified hereby, there shall be no other changes or modifications to this Agreement or to the Lease unless in writing and executed by the parties hereto. Any capitalized term used herein shall have the same meaning ascribed to it in the Lease.

            IN WITNESS WHEREOF, Landlord and Tenant have executed this Second Amendment to Lease Agreement, by their duly authorized officers, as of the date and year first above written.

WITNESS:                        LANDLORD:
                                HUNTWOOD OFFICE PARTNERS L.P.


/s/  Maria Santora              By: /s/ Joseph Wenk
------------------------            -----------------------------
                                Title: President
                                       --------------------------

                                TENANT:
                                SOFTWORKS, INC.


                                By: /s/ R.C. McLaughlin
------------------------            -----------------------------
                                Title: Chief Financial Officer
                                       --------------------------


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